UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1502 E. Walnut Seguin, Texas 78155
(Address of Principal executive offices)

Registrant's telephone number, including area code:      (830) 379-1480

Item 1.01.  Entry into Material Definitive Agreement.

On February 3, 2006, Alamo Group Inc. (the "Company") announced that, pursuant to an Asset Purchase Agreement, dated February 3, 2006 (the "Asset Purchase Agreement"), between the Company and JLG Industries Inc. ("JLG"), the Company had acquired substantially all of the assets and assumed certain liabilities of the Gradall excavator business of JLG.  The purchase price was $39.4 million, subject to adjustments pursuant to the terms of the Asset Purchase Agreement.  The acquisition was funded pursuant to the Company's Amended and Restated Revolving Credit Agreement discussed below.  In connection with the acquisition, the Company also entered into a Supply Agreement and a Transition Services Agreement with JLG.  The Transition Supply Agreement, dated February 3, 2006, allows Gradall to manufacture telescopic material handler components for at least six months.  Under the Transition Services Agreement dated February 3, 2006, the Seller will host Gradall's management information systems for six months, provide cash management and supply chain services for three months, support engineering software for two months, and provide existing health benefits for one month.

The Company also announced on February 3, 2006 that it had entered into an Amended and Restated Revolving Credit Agreement, dated February 3, 2006 (the "Amended and Restated Revolving Credit Agreement"), between the Company and Bank of America, N.A., J.P. Morgan Chase Bank and Guaranty Bank, as lenders, to increase the Company's existing credit facility from $70 million to $125 million.  Pursuant to the terms of the Amended and Restated Revolving Credit Agreement, the Company has the ability to request an increase in commitments by $25 million.  In addition, the existing credit facility was modified in other respects, including by reducing the asset coverage ratio and lowering the interest margins.

The foregoing descriptions of the Asset Purchase Agreement, the Supply Agreement, the Transition Services Agreement and the Amended and Restated Revolving Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement, the Supply Agreement, the Transition Services Agreement and the Amended and Restated Revolving Credit Agreement, copies of which are attached hereto as Exhibits 2.1, 10.1, 10.2 and 10.3 respectively, and are incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As discussed in Item 1.01 above, on February 3, 2006, the Company acquired substantially all of the assets and assumed certain liabilities of the Gradall excavator business of JLG for a purchase price of $39.4 million, subject to adjustments pursuant to the Asset Purchase Agreement.  A copy of the Company's press release announcing the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for a description of the Company's Amended and Restated Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.3 is incorporated herein by reference.

The information furnished in this report, including the exhibit, shall not be deemed to be incorporated by reference into any of Alamo Group filings with the SEC under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be "filed" with the SEC under the Securities Exchange Act of 1934.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 08, 2006	By: /s/ Robert H. George
Robert H. George,
Vice President-Administration

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibit
2.1	Asset Purchase Agreement, dated February 3, 2006, between the Company and JLG.
10.1	Supply Agreement, dated February 3, 2006, between the Company and JLG.
10.2	Transition Services Agreement, dated February 3, 2006, between the Company and JLG.
10.3	Amended and Restated Revolving Credit Agreement, dated February 3, 2006, between the Company and Bank of America, N.A., J.P. Morgan Chase Bank and Guaranty Bank.
99.1	Press Release of the Company, dated February 3, 2006.